As filed with the Securities and Exchange Commission on September 12, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0103159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

311 Veterans Highway, Suite B Levittown, PA	19056
(Address of Principal Executive Offices)	(Zip Code)

STONEMOR PARTNERS L.P.

LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Lawrence Miller

President and Chief Executive Officer

StoneMor Partners L.P.

311 Veterans Highway, Suite B

Levittown, PA 19056

(215) 826-2800

(Name and address of agent for service; telephone number, including area code, of agent for service)

Copies to:

Frederick D. Lipman, Esquire

Yelena M. Barychev, Esquire

Blank Rome LLP

One Logan Square

130 North 18th Street

Philadelphia, PA 19103

(215) 569-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Units representing limited partner interests	500,000	$28.9	$14,450,000	$1,677.65

(1)	Covers an aggregate of 500,000 common units representing limited partner interests (“Common Units”) authorized for issuance under the StoneMor Partners L.P. Long-Term Incentive Plan, as amended (the “Plan”), and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of Common Units which, by reason of certain events specified in the Plan, may become issuable pursuant to the anti-dilution provision of the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act based upon the average of the high and low prices per Common Unit as reported on The Nasdaq Stock Market LLC on September 8, 2011.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by StoneMor Partners L.P. (the “Company”) to register an additional 500,000 common units representing limited partner interests (“Common Units”) in the Company to be issued pursuant to the StoneMor Partners L.P. Long-Term Incentive Plan, as amended (the “Plan”). These 500,000 Common Units are in addition to Common Units previously registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-143863) relating to the Plan filed with the Securities and Exchange Commission (the “Commission”) on June 19, 2007 (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit Number	Description

4.1	StoneMor Partners L.P. Long-Term Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on June 4, 2010).*

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

*	Management compensation plan or arrangement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Levittown, Commonwealth of Pennsylvania, on September 12, 2011.

STONEMOR PARTNERS L.P.

By:	STONEMOR GP LLC,
its general partner

By:	/s/ Lawrence Miller
Lawrence Miller
Chief Executive Officer, President and Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Lawrence Miller and William R. Shane, his true and lawful attorneys-in-fact and agents with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature	Title	Date

/s/ Lawrence Miller	Chief Executive Officer, President And Chairman of the Board	September 12, 2011
Lawrence Miller (Principal Executive Officer)

/s/ William R. Shane	Chief Financial Officer, Executive Vice President and Director	September 12, 2011
William R. Shane (Principal Financial Officer)

/s/ Paul Waimberg	Vice President – Finance and Corporate Development	September 12, 2011
Paul Waimberg (Principal Accounting Officer)

/s/ Howard L. Carver	Director	September 12, 2011
Howard L. Carver

/s/ Allen R. Freedman	Director	September 12, 2011
Allen R. Freedman

/s/ Peter K. Grunebaum	Director	September 12, 2011
Peter K. Grunebaum

Signature	Title	Date

/s/ Robert B. Hellman, Jr.	Director	September 12, 2011
Robert B. Hellman, Jr.

/s/ Martin R. Lautman, Ph.D	Director	September 12, 2011
Martin R. Lautman, Ph.D.

/s/ Fenton R. Talbott	Director	September 12, 2011
Fenton R. Talbott

EXHIBIT INDEX

Exhibit Number	Description

4.1	StoneMor Partners L.P. Long-Term Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on June 4, 2010).*

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

*	Management compensation plan or arrangement.